AMENDED AND RESTATED

BYLAWS

OF

WAY COOL IMPORTS, INC.

Terms used and not defined in these Amended and Restated Bylaws (these “Bylaws”) of Way Cool Imports, Inc. (the “Corporation”), shall have the meanings set forth in, and shall be interpreted in accordance with, the Nevada Revised Statutes (“NRS”) and other applicable statutes and the Corporation’s Articles of Incorporation, as amended (the “Articles of Incorporation”).

ARTICLE I: OFFICES

SECTION 1.01. REGISTERED AGENT. The Corporation shall maintain its registered agent office at 502 East John Street, Carson City, Nevada 89706. The resident agent at such address shall be CSC Services of Nevada, Inc. The location and address of the registered agent office of the Corporation, and the identity of the Corporation’s registered agent, may be changed from time to time by the Board of Directors.

SECTION 1.02. OTHER OFFICES. The Corporation may have such other offices, either within or without the State of Nevada, as the Board of Directors may designate, or as the business of the Corporation may require from time to time.

ARTICLE II: MEETINGS OF STOCKHOLDERS

SECTION 2.01. PLACE OF MEETINGS. All meetings of stockholders shall be held at such place within or outside the State of Nevada which may be designated by the Board of Directors.

SECTION 2.02. ANNUAL MEETINGS. The annual meetings of stockholders shall be held on such date and at such time as the Board of Directors shall determine. At such meetings directors shall be elected and any other business may be transacted which is within the powers of the stockholders. If election of directors shall not be accomplished at the annual meeting of stockholders, including any adjournment thereof, the Board of Directors shall cause such election to be held at a special meeting of stockholders called for that purpose as soon thereafter as is convenient.

SECTION 2.03. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes whatsoever, may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President, or the Board of Directors, Special meetings of stockholders may only be called by any other person or persons as required by applicable law.

SECTION 2.04. NOTICE OF MEETINGS; WAIVER. Written notice of each annual meeting shall be given to each stockholder entitled to vote, either personally or by mail, by other means of written communication, or by electronic transmission or writing, charges prepaid, addressed to such stockholder at stockholder’s address appearing on the books of the Corporation or given by stockholder to the Corporation for the purpose of notice. All such notices shall be sent to each stockholder entitled thereto not less than 10 nor more than 60 days before each annual meeting, and shall specify the place, the date and the hour of such meeting, and shall state such other matters, if any, as may be expressly required by statute. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation. Notice shall be deemed given (a) by facsimile when directed to a number consented to by the stockholder to receive notice, (b) by electronic mail when directed to an e-mail address consented to by the stockholder to receive notice, (c) by posting on an electronic network together with a separate notice to the stockholder of the specific posting on the later of the specific posting or the giving of the separate notice or (d) any other electronic transmission as consented by and when directed to the stockholder. The stockholder consent necessary to permit electronic transmission to such stockholder shall be deemed revoked and of no force and effect if (y) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with the stockholder’s consent and (z) the inability to deliver by electronic transmission becomes known to the secretary, assistant secretary, transfer agent or other agent of the Corporation responsible for the giving of notice. Any stockholder may waive notice of any meeting by a signed writing or by transmission of an electronic record, either before or after the meeting. Such waiver of notice shall be deemed the equivalent of the giving of such notice.

SECTION 2.05. ADJOURNED MEETINGS AND NOTICE THEREOF. Any stockholders’ meeting, annual or special, whether or not a quorum is present at the time a motion is made to adjourn the meeting, may be adjourned from time to time by the vote of a majority of the shares represented at the meeting, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum no other business may be transacted at such meeting.

If an annual or special stockholders meeting is adjourned to a different date, time, or place, notice need not be given if the new date, time, or place is announced at the meeting before adjournment. However, notice must be given in the manner provided in Section 2.04 of these Bylaws if the adjournment is for more than 30 days or a new record date for the adjourned meeting is or must be fixed.

SECTION 2.06. VOTING; PROXIES. Each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him or her which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after eleven months from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law or by the Articles of Incorporation or these Bylaws be decided by the vote of the holders of a majority of the outstanding shares of stock entitled to vote thereon present in person or by proxy at the meeting, except that procedural matters relating to the conduct of a meeting shall be determined by a plurality of the votes cast at the meeting with respect to such matter.

SECTION 2.07. FILING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 2.08. LIST OF STOCKHOLDERS ENTITLED TO VOTE. The Secretary shall prepare and make available, at every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during the meeting. The list may be inspected by any stockholder who is present. Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders referred to in this section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

SECTION 2.09. QUORUM. The presence in person or by proxy of persons entitled to vote a majority of the votes entitled to be cast by each separate class or voting group specified in the Corporation’s Articles of Incorporation, as the same may be amended or supplemented from time to time, at any meeting shall constitute a quorum for the transaction of business. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Shares or its own stock belonging to the Coloration or to another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote or be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of any corporation to vote stock, including its own stock, held in a fiduciary capacity.

SECTION 2.10. BUSINESS CONDUCTED AT MEETINGS OF STOCKHOLDERS; STOCKHOLDER PROPOSALS. To be properly brought before any meeting of stockholders, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a stockholder. In addition, for business to be properly brought before any meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event less than 60 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting: (i) brief description of the business desired to be brought and the reasons for conducting such business at the meeting; (ii) the name and record address of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal; (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder and by any other stockholders known by such stockholder to be supporting such proposal; and (iv) any material or financial interest of the stockholder in such business.

Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any meeting of the stockholders except in accordance with the procedures set forth in this Section 2.10. The Chairman of the Board of Directors or other presiding officer shall, if the facts warrant, determine and declare at any meeting of the Stockholders that business was not properly brought before the meeting in accordance with the provisions of this Section 2.10, and if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

SECTION 2.11. ORGANIZATION OF MEETINGS. The Chairman of the Board shall preside at each meeting of stockholders. In the absence of the Chairman of the Board, the meeting shall be chaired by an officer of the Corporation in accordance with the following order: Chief Executive Officer, President, and Vice President. In the absence of all such officers, the meeting shall be chaired by a person chosen by the vote of a majority in interest of the stockholders present in person or represented by proxy and entitled to vote thereat, shall act as chairman. The Secretary or in his or her absence an Assistant Secretary, or in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of the meeting shall appoint shall act as secretary of the meeting and keep a record of the proceedings thereof.

The Board of Directors of the Corporation shall be entitled to make such rules and regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on the participation in such meeting to stockholders of record of the Corporation and their duly authorized proxies, and such other persons as the chairman of the meeting shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comment by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot, unless, and to the extent, determined by the Board of Directors, or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

SECTION 2.12. ACTION WITHOUT A MEETING. Except where otherwise required by Nevada law, action without a meeting is permitted to be taken by the stockholders of the Corporation.

ARTICLE III: DIRECTORS

SECTION 3.01. POWERS. Subject to limitation of the Articles of Incorporation, of the Bylaws, and of Nevada law as to action which shall be authorized or approved by the stockholders, and subject to the duties of directors as prescribed by the Bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of the Board of Directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers, to wit:

(a)          To select and remove all the other officers, agents and employees of the Corporation, prescribe such powers and duties for them as may not be inconsistent with law, or with, the Articles of Incorporation or the Bylaws, fix their compensation, and require from them security for faithful service.

(b)          To conduct, manage and control the affairs and business of the Corporation, and to make such rules and regulations therefor not inconsistent with law, or with the Articles of Incorporation or the Bylaws, as they may deem best.

(c)          To change from time to time the registered office for the transaction of the business of the Corporation from one location to another as provided in Section 1.01 hereof; to fix and locate from time to time one or more subsidiary offices of the Corporation within or without the State of Nevada as provided in Section 1.02 hereof; to designate any place within or without the State of Nevada for the holding of any stockholders’ meeting or meetings and to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

(d)          To authorize the issuance of shares of stock of the Corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor performed or services actually rendered, debts or securities canceled, or tangible or intangible property actually received, or in the case of shares issued as a dividend, against amounts transferred from surplus to stated capital.

(e)          To borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed and delivered therefor, in the Corporation name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecation’s or other evidence of debt and securities therefor.

SECTION 3.02. NUMBER AND TERM OF OFFICE; REMOVAL. The number of directors constituting the entire board of directors shall be not less than one nor more nine as fixed from time to time by vote of a majority of the entire board or directors, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office, and provided further, that the number of directors constituting the entire board of directors shall be fixed by a majority of the entire board or directors. Any or all directors may be removed at any time for or without cause by the affirmative vote of the holders of not less than two-thirds (2/3) of the voting power of the issued and outstanding stock of the Corporation entitled to vote generally in the election of directors.

SECTION 3.03. ELECTION OR DIRECTORS. At each meeting of the stockholders for the election of directors, the directors to be elected at such meeting shall be elected by a plurality of votes given at such election.

SECTION 3.04. DIRECTORS ELECTED BY SPECIAL CLASS OR SERIES. To the extent that any holders of any class or series of stock other than common stock issued by the Corporation shall have the separate right, voting as a class or series, to elect directors, the directors elected by such class or series shall be deemed to constitute an additional class of directors and shall have a term of office for one year or such other period as may be designated by the provisions of such class or series providing such separate voting right to the holders of such class or series of stock, and any such class of director shall be in addition to the classes otherwise provided for in the Articles of Incorporation. Any directors so elected shall be subject to removal in such manner as may be provided by law or by the Articles of Incorporation of this Corporation.

SECTION 3.05. VACANCIES. Except as otherwise prohibited by applicable law, any vacancy occurring in the Board of Directors for any reason may be filled by a majority of the remaining members of the Board of Directors (though less than a quorum) or by the stockholders. A director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the expiration of the term for which he was elected and until his successor shall have been elected and shall have qualified. A director elected by the stockholders to fill a vacancy shall be elected to hold office until the expiration of the term for which he was elected and until his successor shall have been elected and shall have qualified. The provisions of this Section 3.05 shall not apply to directors governed by Section 3.04.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of director’s term of office. No director shall be removed from office except for cause.

SECTION 3.06. RESIGNATIONS. A director may resign at any time by giving written notice to the Board of Directors or to the Secretary. Such resignation shall take effect at the time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 3.07. PLACE OF MEETING. Meetings of the Board of Directors shall be held at any place so designated from time to time by resolution of the Board or by written consent of all members of the Board, in the absence of such designation, meetings shall be held at the principal office of the Corporation,

SECTION 3.08. ANNUAL MEETING. Immediately following each annual meeting of stockholders, or any adjournment thereof, the Board of Directors shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business. Notice of such meeting is hereby dispensed with.

SECTION 3.09. OTHER REGULAR MEETINGS. Other regular meetings of the Board of Directors are hereby dispensed with and all business conducted by the Board of Directors shall be conducted at special meetings.

SECTION 3.10. SPECIAL MEETINGS. Special meetings of the Board of Directors for any purpose or purposes shall be called at any time by the Chairman of the Board, the Chief Executive Officer, the President or, if the Chief Executive Officer and the President are absent or unable or refuse to act, by any Vice President or by any three directors.

Written notice of the time and place of special meetings shall be delivered personally to each director, or sent to each director by mail, by facsimile (with transmission confirmation), by other form of written communication or by electronic transmission or writing (without mail delivery failure), charges prepaid, addressed to director at director’s address as it is shown upon the records of the Corporation, or if it is not so shown on such records or is not readily ascertainable at the place in which the meetings of directors are regularly held. In case such notice is mailed, it shall be deposited in the United States mail in the place in which the principal office of the Corporation is located at least 48 hours prior to the time of the holding of the meeting. In case such notice is delivered personally or telecopied as above provided, it shall be so delivered or telecopied at least 24 hours prior to the time of the holding of the meeting. Alternatively, the Secretary may give notice of the time and place of a special meeting by telephoning each director at least 24 hours prior to the time of holding the meeting. Such mailing, telephoning, telecopying or delivering as above provided shall be due, legal and personal notice to such director.

SECTION 3.11. NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

SECTION 3.12. WAIVER OF NOTICE. A director’s attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting, or promptly upon the director’s arrival, objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice, and does not thereafter vote for or assent to action taken at the meeting. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting,

SECTION 3.13. QUORUM. One-half of the authorized number of directors shall he necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by law or by the Articles of Incorporation.

SECTION 3.14. ADJOURNMENT. A quorum of the directors may adjourn any directors’ meeting to meet again at a stated day and hour, provided, however, that in the absence of a quorum, a majority of the directors present at any directors’ meeting, either regular or specials may adjourn from time to time until the time fixed for the next regular or special meeting of the board.

SECTION 3.15. FEES AND COMPENSATION. Directors shall not receive any stated salary for their services as directors, but, by resolution of the board, a fixed fee, with or without expenses of attendance, may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefor.

SECTION 3.16. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board of Directors under any provision of Nevada law and under these Bylaws may be taken without a meeting if all of the directors of the Corporation shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the Minutes of the proceedings of the Board of Directors. Such action by written consent shall have the same force and effect as the unanimous vote of such directors.

SECTION 3.17. MEETING BY TELECOMMUNICATION. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board or committee by any means of communication by which all persons participating in the meeting can hear each other during the meeting, and participation in a meeting under this Section shall constitute presence in person at the meeting,

ARTICLE IV: COMMITTEES

SECTION 4.01. AUDIT COMMITTEE. The Board of Directors may appoint from among its members an audit committee of not less than three members, all of whom shall be neither officers nor otherwise employed by the Corporation. The Board of Directors shall designate one director as chairman of the audit committee, shall designate one director as Audit Committee Financial Expert, and may designate one or more directors as alternate members of the audit committee, who may replace any absent or disqualified member at any meeting thereof. The audit committee shall carefully review and analyze draft versions of all reviewed and audited financial statements of the Corporation, as presented by management, including notes to said financial statements.

SECTION 4.02. COMPENSATION COMMITTEE. The Board of Directors may appoint from among its members a compensation committee of not less than three directors, all of whom shall be neither officers nor otherwise employed by the Corporation. The Board of Directors shall designate one director as chairman of the compensation committee, and may designate one or more directors as alternate members of the compensation committee, who may replace any absent or disqualified member at any meeting thereof. The compensation committee shall have the power to fix from time to time the compensation of all principal officers of the Corporation (other than the Chairman of the Board, the Chief Executive Officer and the President, whose compensation shall be fixed from time to time by the Board of Directors) and shall otherwise exercise such powers as may be specifically delegated to it by the board and act upon such matters as may be referred to it from time to time for study and recommendation by the board or the Chief Executive Officer or President.

SECTION 4.03. NOMINATING AND GOVERNANCE COMMITTEE. The Board of Directors may appoint from among its members a nominating and governance committee of not less than three directors. The Board of Directors shall designate one director as chairman of the nominating and governance committee, and may designate one or more directors as alternate members of the nominating and governance committee, who may replace any absent or disqualified member at any meeting of thereof. The nominating and governance committee shall have the power to assist the Board of Directors in identifying qualified candidates for director, lead the Board of Directors in the annual review of its performance, recommend to the Board of Directors director nominees for each board committee, and develop and recommend to the Board of Directors corporate governance guidelines applicable to the Corporation.

SECTION 4.04. OTHER COMMITTEES. The Board of Directors may also appoint from among its own member’s such other committees as the board may determine, which shall in each case consist of not less than three directors, and which shall have such powers and duties as shall from time to time be prescribed by the board. The Chief Executive Officer shall be a member ex officio of each committee appointed by the Board of Directors.

SECTION 4.05. RULES OF PROCEDURE. A majority of the members of any committee may fix its rules of procedure. All action by any committee shall be reported to the Board of Directors at a meeting succeeding such action and shall be subject to revision, alteration, and approval by the Board of Directors; provided that no rights or acts of third parties shall be affected by any such revision or alteration.

ARTICLE V: OFFICERS

SECTION 5.01. OFFICERS. The officers of the Corporation shall be a President, a Vice-President, a Secretary, and a Treasurer. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, one or more Executive Vice Presidents, one or more additional Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.03. Any person may hold any or all offices.

SECTION 5.02. ELECTION. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.03 or Section 5.05, shall be chosen by the Board of Directors, and each shall hold office until the officer shall die, resign or be removed or otherwise disqualified to serve, or officer’s successor shall be elected and qualified.

SECTION 5.03. SUBORDINATE OFFICERS, ETC. The Board of Directors may appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.

SECTION 5.04. REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the board, or, except in the case of an officer chosen by the Board of Directors, by an officer upon whom such power of removal may be conferred by the Board of Directors.

Any officer may resign at any time by giving written notice to the Board of Directors or to the Chief Executive Officer, or to the President, or to the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 5.05. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the Bylaws for regular appointments to such office.

SECTION 5.06. CHAIRMAN OF THE BOARD. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to the chairperson by the Board of Directors or prescribed by the Bylaws.

SECTION 5.07. PRESIDENT. The President shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, at meetings of Directors. He may sign, execute and deliver in the name of the Corporation, powers of attorney, contracts, bonds, and other obligations and shall perform such other duties as may be prescribed from time to time by the Board of Directors.

SECTION 5.08. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the chief executive and administrative officer of the Corporation. In the absence of the President, he shall perform all the duties of the President. He shall exercise such duties as customarily pertain to the office of Chief Executive Officer and shall have general and active supervision over the property, business and affairs of the Corporation and over its several officers, including the President if the office of President is held by someone other than the Chief Executive Officer. He may appoint officers, agents or employees other than those appointed by the Board of Directors. He may sign, execute and deliver in the name of the Corporation, powers of attorney, contracts, bonds, and other obligations and shall perform such other duties as may be prescribed from time to time by the Board of Directors.

SECTION 5.09. CHIEF OPERATING OFFICER. The Chief Operating Officer shall be the chief operating officer of the Corporation and, subject to the directions of the Board of Directors and the Chief Executive Officer, shall have general charge of the business operations of the Corporation and general supervision over its employees and agents. In the absence of the Chief Executive Officer, he shall perform all the duties of the Chief Executive Officer. Subject to the approval of the Board of Directors and the Chief Executive Officer, he shall employ all employees of the Corporation or delegate such employment to subordinate officers and shall have authority to discharge any person so employed. He shall perform such other duties as the Board of Directors or the Chief Executive Officer shall require. He shall report to the Chief Executive Officer and the Board of Directors from time to time as the Board of Directors or the Chief Executive Officer may direct. He may sign, execute and deliver in the name of the Corporation, powers of attorney, contracts, bonds, and other obligations and shall perform such other duties as may be prescribed from time to time by the Board of Directors.

SECTION 5.10. EXECUTIVE VICE PRESIDENT. The Executive Vice President shall possess the power and may perform the duties of the President in his absence or disability. He may sign, execute and deliver in the name of the Corporation, powers of attorney, contracts, bonds, and other obligations and shall perform such other duties as may be prescribed from time to time by the Board of Directors.

SECTION 5.11. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall be responsible to the Board of Directors and the Chief Executive Officer for all the financial affairs of the Corporation, for supervision, of all persons, including the Treasurer, engaged in financial activities on behalf of the Corporation, and for financial supervision and control, and internal audit, of the Corporation and any subsidiaries of the Corporation. He may sign, with such other officer(s) as the Board of Directors may designate for the purpose, all bills of exchange or promissory notes of the Corporation. He shall perform such other duties as may be assigned to him by the Board of Directors or the Chief Executive Officer.

SECTION 5.12. VICE PRESIDENTS. The Vice Presidents of the Corporation shall have such powers and perform such duties as may be assigned to them from time to time by the Board of Directors or the Chief Executive Officer. Vice President may be assigned various ranks, such as Senior Vice President, Vice President, Assistant Vice President, and the like. In the absence or disability of the President and the Executive Vice President, the Vice President designated by the Board of Directors shall perform the duties and exercise the powers of the President. A Vice President may sign and execute contracts and other obligations pertaining to the regular course of his duties.

SECTION 5.13. SECRETARY. The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors and to the extent ordered by the Board of Directors, the Chief Executive Officer or the President, the minutes of meetings of all committees. He shall cause notice to be given, of meetings of stockholders, of the Board of Directors, and of any committee appointed by the Board. He shall have custody of the corporate seal and general charge of the records, documents, and papers of the Corporation not pertaining to the performance of the duties vested in other officers, which shall at all reasonable times be open to the examination of any director. He may sign or execute contracts with the President, the Chief Executive Officer, the Chief Operating Officer, the Executive Vice President or a Vice President thereunto authorized in the name of the Corporation and affix the seal of the Corporation thereto. He shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws. He shall be sworn to the faithful discharge of his duties. Assistant Secretaries shall assist the Secretary and keep and record such minutes of meetings as shall be directed by the Board of Directors.

SECTION 5.14. TREASURER. Unless otherwise determined by the Board of Directors by the election or appointment to the office of Chief Financial Officer of someone other than the person then holding the office of Treasurer, the office of Treasurer shall include the office of Chief Financial Officer. He shall report to the Chief Financial Officer and, in the absence of the Chief Financial Officer, he shall perform all the duties of the Chief Financial Officer. The Treasurer shall have general custody of the collection and disbursement of funds of the Corporation. He shall endorse on behalf of the Corporation for collection all checks, notes, and other obligations, and shall deposit the same to the credit of the Corporation in such bank or banks or depositories as the Board of Directors may designate. He may sign, with such other officer(s) as the Board of Directors may designate for the purpose, all bills of exchange or promissory notes of the Corporation. He shall enter or cause to be entered regularly in the books of the Corporation full and accurate accounts of all monies received and paid by him on account of the Corporation; shall at all reasonable times exhibit his books and accounts to any director of the Corporation upon application at the office of the Corporation during normal business hours; and whenever required by the Board of Directors, the Chief Executive Officer or the Chief Financial Officer, shall render a statement of his accounts. He shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

ARTICLE VI: STOCK

SECTION 6.01. CERTIFICATES. Every holder of stock represented by certificates and, upon request, every holder of uncertificated shares, if any, shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board of Directors, if any, or Chief Executive Officer, the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

SECTION 6.02. TRANSFER OF SHARES. The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock transfer books and ledgers, or to such other person as the Board of Directors may designate, by whom they shall be canceled, and new certificates shall thereupon be issued. A record shall be made of each transfer.

SECTION 6.03. LOST, STOLEN OR DESTROYED STOCK CERTIFICATES; ISSUANCE OF NEW CERTIFICATES. The Corporation may issue a new certificate of stock in the place of any certificate therefore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

SECTION 6.04. TRANSFER AGENT. The Board of Directors shall have power to appoint one or more transfer agents and registrars for the transfer and registration of certificates of stock of any class.

ARTICLE VII: INDEMNIFICATION OF DIRECTORS AND OFFICERS

SECTION 7.01. INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by Nevada law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 7.02 hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition: provided, however, that, if Nevada law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide Indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

SECTION 7.02. RIGHT TO SUE. If a claim under Section 7.01 is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under Nevada law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Nevada law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard or conduct.

SECTION 7.03. NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person in Sections 7.01 and 7.02 shall not be exclusive of any other right which such persons may have or hereafter acquire under any statute, provision of the Articles of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise.

SECTION 7.04. INSURANCE. The Corporation may maintain insurance to the extent reasonably available at commercially reasonable rates (in the judgment of the Board of Directors), at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Nevada law.

SECTION 7.05. EFFECT OR AMENDMENT. Any amendment, repeal or modification of any provision of this Article VII which reduces or eliminates the rights of any director, officer, employee or agent under this Article VII shall apply only to acts, omissions, events or occurrences that take place after the effectiveness of such amendment, repeal or modification, regardless of when any action, suit or preceding it commenced, and shall not affect the rights of any director, officer, employee or agent with respect to acts, omissions, events or occurrences that take place prior to the effectiveness of such amendment, repeal or modification.

ARTICLE VIII: MISCELLANEOUS

SECTION 8.01. FISCAL YEAR. The fiscal year of the Corporation shall be the calendar year, subject to modification in the future by the Board of Directors.

SECTION 8.02. SEAL. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

SECTION 8.03. WAIVER OF NOTICE OF MEETINGS OF STOCKHOLDERS, DIRECTORS AND COMMITTEES. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

SECTION 8.04. INTERESTED DIRECTORS. Any director or officer individually, or any partnership of which any director or officer may be a member, or any corporation or association of which any director or officer may be an officer, director, trustee, employee or stockholder, may be a party to, or may be peculiarly or otherwise interested in, any contract or transaction of the Corporation, and in the absence of fraud no contract or other transaction shall be thereby affected or invalidated. Any director of the Corporation who is so interested, or who is also a director, officer, trustee, employee or stockholder of such other corporate or association or a member of such partnership which is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and, affect as if he were not such director, officer, trustee, employee or stockholder of such other corporation or association or not so interested or a member of a partnership so interested; provided that in case a director, or a partnership, corporation or association of which a director is a member, officer, director, trustee or employee is so interested, such fact shall be disclosed or shall have been known to the Board of Directors or a majority thereof. This paragraph shall not be construed to invalidate any such contract or transaction which would otherwise be valid under the common and statutory law applicable thereto.

SECTION 8.05. FORM OF RECORDS. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, magnetic media, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

SECTION 8.06. AMENDMENT OF BYLAWS. In furtherance and not in limitation of the powers conferred by the laws of the State of Nevada, the Board of Directors is expressly authorized and empowered to adopt, amend, alter, change, rescind and repeal the Bylaws of the Corporation in whole or in part. Except where the Articles of Incorporation of the Corporation requires a higher vote, the Bylaws of the Corporation may also be adopted, amended, altered, changed, rescinded or repealed in whole or in part at any annual or special meeting of the stockholders by the affirmative vote of a majority of the shares of the Corporation outstanding and entitled to vote thereon.

SECTION 8.07. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The Chief Executive Officer, the President or any Vice-President of this Corporation are authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority herein granted to said officers to vote or represent on behalf of this Corporation any and all shares held by this Corporation in any other corporation or corporations may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney fully executed by said officers.

SECTION 8.08. CHANGES IN NEVADA LAW. References in these Bylaws to Nevada law (including the Nevada Revised Statutes) shall be to such law as it existed on the date these Bylaws were adopted or as such law thereafter may be changed; provided that (a) in the case of any change which expands the liability of directors or officers or limits the indemnification rights or the rights to advancement of expenses which the Corporation may provide in Section 7.01 hereof, the rights to limited liability, to indemnification and to the advancement of expenses provided in the Articles of Incorporation and/or these Bylaws shall continue as theretofore to the extent permitted by law; (b) in the case of any change which is adverse to any director or officer, then such change shall apply to such director or officer on a prospective basis and shall not limit the rights of such director or officer as to any action or failure to act occurring prior to such change; and (c) if such change permits the Corporation, without the requirement of any further action by stockholders or directors, to limit further the liability of directors or limit the liability of officers or to provide broader indemnification rights or rights to the advancement of expenses than the Corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.